THIRD AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Third Amendment") is made as of January 7, 2013, by and between WRI CAPITAL GROUP II LLC, a Georgia limited liability company (“Seller”), and REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company (“Buyer”), as successor in interest to REVEN ACQUISITIONS, LLC, a Delaware limited liability company (“Original Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Original Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of July 30, 2012, and that certain First Amendment to Real Estate Purchase and Sale Agreement dated as of August 14, 2012 and that certain Second Amendment to Real Estate Purchase and Sale Agreement dated as of October 16, 2012 (collectively, the "Purchase Agreement"), pursuant to which Seller agreed to sell and Buyer agreed to purchase from Seller, that certain real property consisting of nine (9) single family homes, in the City of Atlanta, Georgia, and which is more particularly defined in the Purchase Agreement as the “Property,” all upon the terms and subject to the conditions contained in the Purchase Agreement.

B. On or about October 25, 2012, Original Buyer assigned its interest in the Purchase Agreement to Buyer

C. Buyer has purchased from Seller the Initial Five Homes. Seller agrees to give Buyer a four thousand dollar ($4,000.00) deferred maintenance credit on the escrow closing statement for repairs on the Initial Five Homes. Buyer agrees that all tenant repairs on the Initial Five Homes purchased shall be the responsibility of the Buyer and Buyer will not contact the Seller regarding these repairs after the close of escrow. Seller agrees to maintain the existing four homes up to the close of escrow and complete all tenant repair requests and move in punch list items outstanding before the close of escrow. All new tenant repairs request after the close of escrow will be the responsibility of the Buyer. Accordingly, Buyer desires to purchase the Remaining Homes pursuant to the terms of Third Amendment.

D. Therefore, Seller and Buyer have agreed to amend the Purchase Agreement as set forth in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in reliance on the foregoing recitals, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.                  Definitions. All initially-capitalized terms used in this Third Amendment without definition shall have the meanings given such terms in the Purchase Agreement.

2.                  Remaining Homes Closing. Buyer shall acquire the Remaining Homes upon three (3) days prior notice to Seller, at the prices set forth in this Section 2.

Address	Purchase Price

1. 1740 Camden Forrest Trail Riverdale, Georgia	$66,261.82
2. 11352 Michelle Way Hampton, Georgia	$64,368.63
3. 205 Highgate Trail, Covington, Georgia	$66,261.82
4. 924 Lake Terrace Drive, Stone Mountain, Georgia	$66,261.82

3.                  Title to Michelle Way. Seller must cause title to the Michelle Way house to be vested in Seller, and deliver evidence of such vesting to Buyer, as title to that home is currently vested in a third party.

4.                  Seller Representation Regarding Tenants. Seller hereby represents and warrants that each tenant of the Remaining Homes is occupying its respective home and is current in the payment of rent, and no default currently exists and no condition exists, which, with the passage of time may become a default under any of the Leases that apply to the Remaining Homes.

5.                  Counterparts. This Third Amendment may be executed in counterparts, each of which shall be an original and when all counterparts are taken together they will constitute one and the same agreement.

6.                  Electronic Signatures. Seller and Buyer may deliver their respective signatures to this Third Amendment by facsimile, e-mail, or other electronic transmission. A party that receives an executed signature page from the other party by electronic transmission may rely upon that signature page as if it was a signed original.

IN WITNESS WHEREOF, each party hereto has caused this Third Amendment to be duly executed on its behalf as of the day and year stated above.

[Signatures appear on the following page.]

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SELLER:	WRI CAPITAL GROUP II LLC,

a Georgia limited liability company

By:	/s/ Lance Popp
Name:	Lance Popp
Its:	Managing Member

BUYER:	REVEN GEORGIA HOUSING, LLC,

a Delaware limited liability company

SOLE MEMBER:

REVEN HOUSING REIT, INC.,

a Colorado corporation

By:	Chad Carpenter
Name:	Chad Carpenter
Its:	Chief Executive Officer

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